Exhibit 99.1

February 25, 2011	Edward Vallejo
Vice President, Investor Relations
T: 856-566-4005
edward.vallejo@amwater.com

Maureen Duffy
Director, Communications
T: 856-309-4546
maureen.duffy@amwater.com

AMERICAN WATER REPORTS FOURTH QUARTER RESULTS AND CONFIRMS YEAR-END 2010 RESULTS AND 2011 EARNINGS GUIDANCE

•	Revenues increased by $270.0 million year-over-year to $2.7 billion

•	Net Income totaled $267.8 million, or $1.53 per share for 2010

•	Operating Cash Flows increase 30 percent for 2010

•	Company confirms earnings guidance for 2011: established range between $1.65 and $1.75 per share

VOORHEES, N.J., February 25, 2011 – American Water Works Company, Inc. (NYSE: AWK), the largest investor-owned U.S. water and wastewater utility company, today reported results for the fourth quarter and confirmed results for the year ended December 31, 2010. For the quarter, the company reported operating revenues of $664.5 million, a $66.6 million or 11.1 percent increase over the same period in 2009. For the year, the company reported operating revenues of $2.7 billion, an 11.1 percent increase over 2009 revenues of $2.4 billion.

Net income in the fourth quarter was $40.2 million, or $0.23 per basic and diluted common share, compared with $36.4 million or $0.21 per basic and diluted common share in the fourth quarter of 2009. For the year, the company reported net income of $267.8 million, or $1.53 per basic and diluted common share, compared with a loss of $233.1 million, or $1.39 per basic and diluted common share in 2009. The 2009 results included a goodwill impairment charge. Excluding the goodwill impairment charge, net income for 2009 was $209.9 million, or $1.25 per basic and diluted common share.

“With increases in revenues, net income and cash flow, we are very pleased with the results the company achieved in 2010,” said Jeff Sterba, president and CEO of American Water. “The work we are doing to contain costs and drive efficiencies will continue along with our sharpened focus on building value to ensure we are operating, investing and strategically growing in areas where we can best serve our customers.”

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AMERICAN WATER REPORTS FOURTH QUARTER AND YEAR-END 2010 RESULTS

In the fourth quarter 2010, the company’s Regulated Businesses’ revenues increased by $55.4 million or 10.4 percent over the prior year’s period. For the year, the company’s Regulated Businesses’ revenues increased by $216.9 million or 9.8 percent over the prior year. The increases in both the quarter and the year were primarily a result of new rates awarded in recognition of the company’s infrastructure investment, as well as increased water sales.

The company’s Market-Based Operations (formerly known as the “Non-Regulated Businesses”) segment’s revenues increased by $11.0 million, or 15.6 percent, for the fourth quarter of 2010 as compared to the prior year’s fourth quarter and increased by $54.1 million, or 21.0 percent, for the year compared to 2009. The increases in the quarter and for the year were mainly attributable to higher revenues in Contract Operations, specifically revenue increases from industrial and military contracts.

Operating expenses for the three-month period ended December 31, 2010, totaled $512.4 million, an increase of $51.9 million or 11.3 percent over the same period in 2009. For the year, operating expenses totaled $2.0 billion, a decrease of $304.5 million or 13.4 percent. In 2009, expenses included a goodwill impairment charge. Excluding 2009 the goodwill impairment charge, 2010 year-end expenses increased $145.5 million or 8.0 percent. The company is focused on improving its operation and maintenance efficiency ratio. The regulated operation and maintenance ratio, excluding purchased water, improved from 48.5 percent to 46.2 percent year-over-year.

Net cash provided by operating activities for the year ended December 31, 2010, increased approximately $178.8 million or 30 percent to $774.9 million.

Ensuring continued reliable service, the company started several large capital projects in 2010 in New Jersey, Pennsylvania and Indiana and put into service a new $164 million water treatment plant and pipeline in Kentucky. Capital expenditures for the year ended December 31, 2010 were $765.6 million compared to $785.3 million in the prior year period.

“American Water remains committed to making investments that ensure the reliability of our service and contribute to the sustainability of water sources,” said Sterba. “Water and wastewater infrastructure across the U.S. is in dire need of repair. In fact, leaking and broken pipes waste nearly two trillion gallons of clean drinking water each year. Knowing that water is a finite resource, our proactive, prudent investments are necessary to preserve and protect this precious resource.”

To fund American Water’s ongoing capital program, repay short-term debt and return value to its shareholders through a dividend in 2010, the company incurred $155.7 million of incremental long-term debt and used its cash flow from operations. The company issued incremental tax-exempt debt totaling $125.7 million during

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AMERICAN WATER REPORTS FOURTH QUARTER AND YEAR-END 2010 RESULTS

2010. Additionally, the company remarketed, at fixed rates, $235.6 million in tax-exempt bonds for the year. As a result of the company’s announced agreement to divest its regulated businesses in Arizona and New Mexico, American Water does not anticipate the need for an equity offering in 2011.

The company received authorizations for additional annualized revenues from general rate cases of $63.0 million in the fourth quarter 2010, which brings the total for the year to $201.2 million. As of December 31, 2010, the company was awaiting final orders for general rate cases in six states, requesting $94.7 million in total additional annual revenues. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary.

American Water continued to bring new solutions to challenged water and wastewater systems in 2010. The company acquired several systems in Pennsylvania as well as systems in Indiana and Missouri. As part of its portfolio optimization efforts, the company ended the year with an agreement to sell its regulated operations in Texas and acquire 11 water and 59 wastewater systems in Missouri, leveraging the strength of its large-scale operations in that state. Other recent optimization activities include the company’s agreement to sell its water and wastewater systems located in Arizona and New Mexico for an estimated purchase price of $470 million to EPCOR Water (USA) Inc. The completion of these transactions is subject to regulatory approval.

In recognition of the Company’s financial performance during the fourth quarter and in 2010, the Board of Directors declared a quarterly cash dividend of $0.22 per common share on January 28, 2011. Dividends paid totaled $0.86 per common share for the year.

2011 Earnings Guidance

American Water has issued earnings guidance for 2011. The company’s 2011 earnings are estimated to be in the range of $1.65 to $1.75 per share. The company’s earnings forecasts are subject to numerous risks, including those described under “Forward-Looking Statements” below and under “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Non-GAAP Financial Measures

This press release includes a presentation of “Net income excluding impairment charge,” “Basic income per common share excluding impairment charge,” “Diluted net income per common share excluding impairment charge,” and “Operating expenses excluding impairment charge.” Each of these items is derived from our consolidated financial information but is not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). The items constitute “non-GAAP financial measures” under Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure.

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AMERICAN WATER REPORTS FOURTH QUARTER AND YEAR-END 2010 RESULTS

Management believes that the presentation of these adjusted measures is useful to investors because it provides a means of evaluating the company’s operating performance without giving effect to an impairment charge, which has been triggered principally by market factors that are largely out of the control of management and do not reflect the day-to-day operations of the company. Moreover, management believes that this presentation facilitates comparisons between the company and other companies in its industry. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company’s historical results, exclusive of impairment charges.

Set forth below are tables that reconcile the non-GAAP financial measures to the most directly comparable GAAP financial measure.

Fourth Quarter and Year-End 2010 Earnings Conference Call

The fourth quarter and year-end 2010 earnings conference call will take place Monday, February 28, 2011, at 9:00 a.m. Eastern Time. Interested parties may listen over the Internet by logging on to the Investor Relations page of the company’s Web site at www.amwater.com.

Following the earnings conference call, an audio archive of the call will be available through March 7, 2011, by dialing 303-590-3030 for U.S. and international callers. The access code for replay is 4405035. The online archive of the webcast will be available through March 30, 2011, by accessing the Investor Relations page of the company’s Web site located at www.amwater.com.

About American Water

Founded in 1886, American Water is the largest investor-owned U.S. water and wastewater utility company. With headquarters in Voorhees, N.J., the company employs more than 7, 000 dedicated professionals who provide drinking water, wastewater and other related services to approximately 15 million people in more than 30 states and parts of Canada.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions based on our current expectations and assumptions regarding future events and may relate to, among other things, our future financial performance, including earnings, our growth strategies, our ability to finance current operations and growth initiatives, trends in our industry, regulatory or legal developments or rate adjustments. Actual results could differ materially because of factors such as the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness of regulatory commissions’ actions concerning rates; changes in laws,

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AMERICAN WATER REPORTS FOURTH QUARTER AND YEAR-END 2010 RESULTS

governmental regulations and policies, including environmental, health and water quality and public utility regulations and policies; weather conditions, patterns or events, including drought or abnormally high rainfall; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; our ability to appropriately maintain current infrastructure and manage the expansion of our business; our ability to obtain permits for projects; changes in our capital requirements; our ability to control operating expenses and to achieve efficiencies in our operations; our ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for our operations; our ability to successfully acquire and integrate water and wastewater systems that are complementary to our operations and the growth of our business; cost overruns relating to improvements or the expansion of our operations; changes in general economic, business and financial market conditions; significant changes to our business processes and corresponding technology; access to sufficient capital on satisfactory terms; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase our cost and funding requirements; the incurrence of impairment charges; migration of customers into or out of our service territories; difficulty in obtaining insurance at acceptable rates and on acceptable terms and conditions; ability to retain and attract qualified employees; and civil disturbance, labor strikes or terrorist threats or acts or public apprehension about future disturbances or terrorist threats or acts.

For further information regarding risks and uncertainties associated with American Water’s business, please refer to American Water’s annual, quarterly and periodic SEC filings. The Company undertakes no duty to update any forward-looking statement.

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AMERICAN WATER REPORTS FOURTH QUARTER AND YEAR-END 2010 RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Consolidated Statements of Operations (Unaudited)

In thousands except per share data

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009

Operating revenues	$664,455	$597,837	$2,710,677	$2,440,703

Operating expenses
Operation and maintenance	368,117	327,973	1,389,212	1,283,417
Depreciation and amortization	90,269	87,822	354,650	335,178
General taxes	54,043	44,448	218,653	199,262
Loss (gain) on sale of assets	(62)	213	71	(763)
Impairment charge	—	—	—	450,000

Total operating expenses, net	512,367	460,456	1,962,586	2,267,094

Operating income	152,088	137,381	748,091	173,609

Other income (expenses)
Interest, net	(82,736)	(76,754)	(315,043)	(296,545)
Allowance for other funds used during construction	2,859	2,278	10,003	11,486
Allowance for borrowed funds used during construction	1,819	1,687	6,284	7,224
Amortization of debt expense	(1,324)	(1,489)	(4,557)	(6,647)
Other, net	2,150	(187)	4,658	(792)

Total other income (expenses)	(77,232)	(74,465)	(298,655)	(285,274)

Income (loss) before income taxes	74,856	62,916	449,436	(111,665)
Provision for income taxes	34,702	26,545	181,609	121,418

Net income (loss)	$40,154	$36,371	$267,827	$(233,083)

Income (loss) per common share:
Basic	$0.23	$0.21	$1.53	$(1.39)

Diluted	$0.23	$0.21	$1.53	$(1.39)

Average common shares outstanding during the period:
Basic	174,978	174,631	174,833	168,164

Diluted	175,570	174,778	175,124	168,164

Dividends per common share	$0.22	$0.21	$0.86	$0.82

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AMERICAN WATER REPORTS FOURTH QUARTER AND YEAR-END 2010 RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Condensed Consolidated Balance Sheets (Unaudited)

In thousands

	December 31, 2010	December 31, 2009

Cash and cash equivalents	$13,112	$22,256
Other current assets	521,195	476,871
Total property, plant and equipment	11,201,617	10,677,393
Total regulatory and other long-term assets	2,343,849	2,276,131

Total Assets	$14,079,773	$13,452,651

Short-term debt	$229,699	$119,497
Current portion of long-term debt	44,760	54,068
Other current liabilities	500,047	433,827
Long-term debt	5,433,542	5,312,126
Total regulatory and other long-term liabilities	2,722,991	2,554,437
Contributions in aid of construction	1,016,462	973,280
Total stockholders’ equity	4,132,272	4,005,416

Total Capitalization and Liabilities	$14,079,773	$13,452,651

Condensed Consolidated Statements of Cash Flows (Unaudited)

In thousands

	Years Ended December 31,
	2010	2009

Net cash provided by operating activities	$774,933	$596,156
Net cash used in investing activities	(746,743)	(703,611)
Net cash (used in) provided by financing activities	(37,334)	120,169

Net increase (decrease) in cash and cash equivalents	(9,144)	12,714
Cash and cash equivalents at beginning of period	22,256	9,542

Cash and cash equivalents at end of period	$13,112	$22,256

Operating Expenses Excluding Impairment Charge (A Non-GAAP, Unaudited Number)

In thousands

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009

Total operating expenses, net	$512,367	$460,456	$1,962,586	$2,267,094
Less: Impairment charge	—	—	—	450,000

Total operating expenses excluding impairment charge	$512,367	$460,456	$1,962,586	$1,817,094

Net Income (Loss) Excluding Impairment Charge (A Non-GAAP, Unaudited Number)

In thousands

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009

Net income (loss)	$40,154	$36,371	$267,827	$(233,083)
Add: Impairment charge	—	—	—	450,000

Net income excluding impairment charge before associated tax benefit	40,154	36,371	267,827	216,917
Less: Income tax benefit relating to impairment charge	—	—	—	6,976

Net income excluding impairment charge	$40,154	$36,371	$267,827	$209,941

Net income per common share excluding impairment charge:
Basic	$0.23	$0.21	$1.53	$1.25

Diluted	$0.23	$0.21	$1.53	$1.25

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